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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FROM:      Health Fitness Corporation
           3600 American Boulevard West, Suite 560 | Minneapolis, Minnesota
           55431

CONTACT:   Wes Winnekins | CFO
           952.897.5275 | wes.winnkekins@hfit.com

           Dennis B. McGrath | McGrath-Buckley Communications
           651.646.4115 | dennis@mcgrath-buckley.com


LEADING BUSINESS MAGAZINE PROFILES HEALTH FITNESS CORPORATION

JANUARY 14, 2005 | MINNEAPOLIS -- The January issue of Twin Cities Business Monthly, the Upper Midwest's largest circulation business magazine, contains a profile of Health Fitness Corporation ("HFC") (OTC BB: HFIT) that reviews the company's recent growth and its expanded strategic direction.

The four page article, titled "Right Guy, Right Place, Right Time," describes how HFC, now the largest provider of corporate fitness and health management services, has broadened its focus to include assisting companies in their efforts to reduce burdensome health care costs by keeping employees healthy.

It quotes HFC CEO Jerry Noyce as saying: "One year ago, we were talking about managing fitness centers. Now, we're talking about managing the health of a population. Health Care is the issue in business."

Twin Cities Business Monthly is available on newsstands or online at www.tcbm.com.

Health Fitness Corporation is the leading provider of results-oriented health improvement solutions to corporations, hospitals, universities and communities. Serving clients since 1975, HFC provides fitness and wellness management services at more than 400 sites across the United States and Canada. For more information about HFC, go to www.hfit.com.

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